UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): August 8, 2018 (December 21, 2017)

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 7, 2018, Wheeler REIT, L.P., a Virginia limited partnership (the “Operating Partnership”), of which Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), is the sole general partner, entered into a letter agreement amendment (the “Letter Amendment”), to the Amended and Restated Credit Agreement, dated December 21, 2017 (the “Loan Agreement”) with KeyBank National Association (“KeyBank”). The Letter Amendment amends certain provisions of the Loan Agreement, including clause (v) of the definition of “Gross Asset Value” to the aggregate amount of all cash and Cash Equivalents of Borrower and its Subsidiaries as of the date of determination (Cash equivalents, Borrower and Subsidiaries are defined in the Loan Agreement). The Letter Amendment amends and restates the definition of Total Commitment to provide for an extension of the requirement to reduce the outstanding borrowings under the facility from fifty-eight million nine hundred two thousand two hundred fifty and 41/100 dollars ($58,902,250.41) to fifty-two million five hundred thousand and 00/100 dollars ($52,500,000) upon the earlier of: (i) the refinance of the Pending Refinance Properties (as defined in the Loan Agreement) or (ii) by August 23, 2018. Additionally, the Letter Agreement provides for a reduction in the Minimum Consolidated Fixed Charge Coverage Ratio as defined in Section 9.2 of the Loan Agreement to not less than one point zero (1.0 to 1.0) at any date of determination, determined based on information for the most recent (2) quarters annualized. In addition, the Liquidity Covenant set forth in section 9.5 of the Loan Agreement was reduced from five million and 00/100 dollars ($5,000,000) to three million five hundred thousand and 00/100 dollars ($3,500,000) at all times. Pursuant to the Letter Amendment the Company and KeyBank agree WHLR-Shoppes at Myrtle Park, LLC and WHLR-South Lake Pointe, LLC shall continue to be included in the calculation of the Borrowing Base Availability (as defined in the Loan Agreement).

As set forth in the Letter Amendment, the Company and KeyBank anticipate that upon the closing of the refinance of the Pending Refinance Properties (as defined in the Loan Agreement) there will exist an approximate two million eight hundred ninety thousand and 00/100 ($2,890,000) over advance (the “Overadvance”) on the Borrowing Base Availability (as defined in the Loan Agreement) and agree that the Company shall have (provided no Event of Default (as defined in the Loan Agreement) shall otherwise occur) a period through October 31, 2018 to repay such Overadvance or otherwise properly balance the Borrowing Base Availability.

There is no material relationship between the Operating Partnership, the Company and their affiliates and KeyBank.

The foregoing description of the terms of the Letter Amendment is qualified in its entirety by reference to the full text of the Letter Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K/A is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statement of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

10.1	Letter Amendment to the Amended and Restated Credit Agreement dated August 7, 2018.

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Letter Amendment to the Amended and Restated Credit Agreement dated August 7, 2018.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ David Kelly
David Kelly
President and Chief Executive Officer
Dated: August 8, 2018